UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2007

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2007, the Board of Directors of Avista Corporation (the Company) appointed Ann Wilson as Vice President and Treasurer and Christy Burmeister-Smith as Vice President, Controller and Principal Accounting Officer. Ann Wilson, 41, previously was Vice President and Controller of the Company since January 2006 and Vice President and Controller of Avista Energy, Inc., a subsidiary of the Company, from January 2000 to January 2006. Christy Burmeister-Smith, 50, previously was Vice President and Treasurer of the Company since January 2006 and Vice President and Controller of the Company from June 1999 to January 2006.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2007, the Bylaws of Avista Corporation were amended. A complete copy of the Bylaws of Avista Corporation, as amended May 11, 2007, is filed as exhibit 3(ii).

Specifically, section 4 of Article III of the Bylaws of Avista Corporation has been changed to allow special meetings of the Board of Directors to be called by the Lead Director as well as by the Chairman, President, Executive Vice President or any three directors. Section 4 of Article III, which previously stated: “Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, the Executive Vice President or any three (3) directors. Notice of any special meeting shall be given to each director at least two (2) days in advance of the meeting.” has been amended to state: “Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, the Executive Vice President, the Lead Director or any three (3) directors. Notice of any special meeting shall be given to each director at least two (2) days in advance of the meeting.”

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3(ii)	Bylaws of Avista Corporation, as amended May 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: May 15, 2007	/s/ Malyn K. Malquist
Malyn K. Malquist
Executive Vice President and Chief Financial Officer